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                                                            Exhibit 23.1
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                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statement of BANC ONE CORPORATION on Form S-3 of our report, which includes an explanatory paragraph regarding the change in method of accounting for certain investment securities in 1994 and the change in method of accounting for income taxes and post-retirement benefits other than pensions in 1993, dated February 21, 1995, on our audits of the consolidated financial statements of BANC ONE CORPORATION as of December 31, 1994 and 1993, and for the years ended December 31, 1994, 1993, and 1992, included in BANC ONE CORPORATION's Annual Report on Form 10-K for the year ended December 31, 1994, as amended. We also consent to the reference to our firm under the caption "EXPERTS" in said Registration Statement.



                                       /s/ Coopers & Lybrand L.L.P.
                                       ----------------------------
                                       COOPERS & LYBRAND L.L.P.



Columbus, Ohio
January 26, 1996